Exhibit 99.3

ABH (TSX, NYSE)

US$

AbitibiBowater Launches 30-Day Review of All Businesses

MONTRÉAL, November 6, 2007 – This morning, Abitibi-Consolidated Inc. and Bowater Incorporated announced their respective third quarter 2007 earnings. Separately, AbitibiBowater Inc. has released the Company’s key business priorities. They will be discussed in more detail during the management-hosted quarterly conference call to be held today at 10:00 a.m. (Eastern).

The following specific priorities have been established:

•

The Company originally announced its expectation to realize in excess of $250 million in annualized synergies over the next two years. The Company now expects to achieve this targeted run rate by the end of the first quarter of 2009.

•	A debt-reduction target of $1 billion over the next three years will enhance the global competitiveness of the Company.

•

AbitibiBowater will demonstrate its superior customer focus by providing access to a broad range of forest products and best-in-class customer service, with an unsurpassed commitment to environmental sustainability.

Over the next 30 days, AbitibiBowater’s Executive Team will complete a strategic review of each business and develop complete action plans for achieving these business priorities, inclusive of sales and marketing plans.

Combination of Abitibi-Consolidated Inc. and Bowater Incorporated

On January 29, 2007, Abitibi-Consolidated Inc. and Bowater Incorporated announced the execution of a definitive agreement to combine in an all-stock merger of equals. On October 29, 2007, the two companies announced the completion of the transaction.

AbitibiBowater produces a wide range of newsprint and commercial printing papers, market pulp and wood products. It is the eighth largest publicly traded pulp and paper manufacturer in the world. Following the required divestiture agreed to with the U.S. Department of Justice, AbitibiBowater will own or operate 31 pulp and paper facilities and 35 wood products facilities located in the United States, Canada, the United Kingdom and South Korea. Marketing its products in more than 80 countries, the Company is also among the world’s largest recyclers of newspapers and magazines, and has more third-party certified sustainable forest land than any other company in the world. The Company’s shares trade under the stock symbol ABH on both the New York Stock Exchange and the Toronto Stock Exchange.

Contacts

Investors Duane Owens 864 282-9488 duane.owens@abitibibowater.com	Media and Others Seth Kursman 514 394-2398 seth.kursman@abitibibowater.com

Forward-Looking Statements

Statements in this news release that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our ability to realize synergies from the combination of Abitibi-Consolidated Inc. and Bowater Incorporated, the anticipated timing of and the progress of integration efforts related to the combination, our ability to reduce our debt, our competitive position, our ability to maintain and improve customer service levels, and our business outlook, strategies and assessment of market conditions. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “expect”, “will”, “believe”, “anticipate”, and other terms with similar meaning indicating possible future events or actions or potential impact on the business or stockholders of AbitibiBowater.

These forward-looking statements are not guarantees of future performance. They are based on management’s assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, negative industry conditions and further growth in alternative media, actions of competitors, Canadian dollar exchange rates, the demand for higher margin coated and uncoated mechanical paper, and the costs of raw materials such as energy, chemicals and fiber. In addition, with respect to forward-looking statements relating to the combination of Abitibi-Consolidated and Bowater, the following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully or that the anticipated improved financial performance, product quality and product development will not be achieved; the risk that other combinations within the industry or other factors may limit our ability to improve our competitive position; the risk that the cost savings and other expected synergies from the transaction may not be fully realized or may take longer to realize than expected; and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors are listed from time to time in AbitibiBowater’s filings with the Securities and Exchange Commission and the Canadian securities regulatory authorities, including those factors contained in the company’s registration statement on Form S-3 filed on October 29, 2007, under the caption “Risk Factors.” All forward-looking statements in this news release are expressly qualified by information contained in the company’s filings with the Securities and Exchange Commission and the Canadian securities regulatory authorities. AbitibiBowater disclaims any obligation to update or revise these forward-looking statements.

Any information about industry or general economic conditions contained in this news release is derived from third-party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.